Exhibit (j)

CUSTODIAN AGREEMENT

THIS AGREEMENT is made effective as of June 20, 2007, by and between DIVIDEND CAPITAL STRATEGIC GLOBAL REALTY FUND, a statutory trust organized and existing under the laws of Delaware (the “Company”), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the “Custodian”).

WITNESSETH:

WHEREAS, the Company desires to retain the Custodian to act as custodian of certain assets, and the Custodian is willing to provide services to the Company upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

SECTION 1. EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT.

The Company hereby employs the Custodian as the custodian of certain assets held in one or more accounts (collectively, the “Account”), including securities which the Company desires to be held in places within the United States (“domestic securities”) and securities it desires to be held outside the United States (“foreign securities”). The Custodian shall not be responsible for any property of the Company not delivered to the Custodian.

Upon receipt of “Proper Instructions” (as such term is defined in Section 4 hereof), the Custodian shall on behalf of the Company from time to time employ one or more sub-custodians located in the United States. The Custodian may employ as sub-custodian for the Company’s foreign securities foreign banking institutions and foreign securities depositories, but only in accordance with the applicable provisions of Section 3. The Custodian shall have no more or less responsibility or liability to the Company on account of any actions or omissions of any such sub-custodian so employed than any such sub-custodian has to the Custodian.

SECTION 2. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE ACCOUNT HELD BY THE CUSTODIAN IN THE UNITED STATES.

Section 2.1 Holding Securities. The Custodian shall hold and physically segregate for the account of the Company all non-cash property to be held by it in the United States, including all domestic securities owned by the Company other than securities which are maintained pursuant to Section 2.8 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a “U.S. Securities System”). The Custodian shall hold all assets of the Account subject to Proper Instructions from the Company and the assets shall be withdrawable upon the demand of the Company.

Section 2.2 Delivery Of Securities. The Custodian shall release and deliver domestic securities of the Account held by the Custodian or in a U.S. Securities System account of the Custodian only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

1.	Upon sale of such securities for the account of the Company and receipt of payment therefor;

2.	Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Company;

3.	In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.8 hereof;

4.	To the depository agent in connection with tender or other similar offers for securities of the Account;

5.	To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

6.	To the issuer thereof or its agent for transfer into the name of the Company or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 24 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new investments are to be delivered to the Custodian.

7.	Upon the sale of such securities for the account of the Company, to the broker or its clearing agent, against a receipt, for examination in accordance with “street delivery” custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian’s own negligence or willful misconduct;

8.	For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

9.	In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

10.	For delivery in connection with any loans of securities made by the Company, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Company, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian’s account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities prior to the receipt of such collateral;

11.	For delivery as security in connection with any borrowings by the Company requiring a pledge of Account assets, but only against receipt of amounts borrowed;

12.	For delivery in accordance with the provisions of any agreement among the Company, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the “Exchange Act”) and a member of The National Association of Securities Dealers, Inc. (“NASD”), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Company;

13.	For delivery in accordance with the provisions of any agreement among the Company, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission (“CFTC”) and/or any contract market, or any similar organization or organizations, regarding deposits in connection with transactions by the Company; or

14.	For any other purpose, but only upon receipt of Proper Instructions from the Company, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, and naming the person or persons to whom delivery of such securities shall be made.

Section 2.3 Registration Of Securities. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Company or in the name of any nominee of the Company or of any nominee of the Custodian which nominee shall be assigned exclusively with respect to the Account, or in the name or nominee name of any agent appointed pursuant to Section 2.7 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of the Company under the terms of this Agreement shall be in “street name” or other good delivery form. If, however, the Company directs the Custodian to maintain Account securities in “street name,” the Custodian shall use reasonable efforts only to timely collect income due to the Company on such securities and to notify the Company of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

Section 2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of the Company, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the Account, other than cash maintained by the Company in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”). Funds held by the Custodian for the Account may be deposited by the Custodian to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank and trust company shall be approved by a vote of a majority of the Board. Such funds shall be deposited by the Custodian in its capacity as custodian and shall be withdrawable by the Custodian only in that capacity.

Section 2.5 Collection of Income. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which the Company shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent, and shall credit such income, as collected, to the Account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due securities loaned pursuant to the provisions of Section 2.2(10) shall be the responsibility of the Company. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Company with such information or data as may be necessary to assist the Company in arranging for the timely delivery to the Custodian of the income to which the Company is properly entitled.

Section 2.6 Payment Of Account Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies in the following cases only:

1.	Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the Account, but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian which has been designated by the Custodian as its agent for this purpose) registered in the name of the Company or in the name of a nominee of the Company or of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.8 hereof; (c) in the case of repurchase agreements entered into between the Company and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificated form or through an entry crediting the Custodian’s account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Company of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Company; or (d) for transfer to a time deposit account of the Company in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Company as defined herein;

2.	In connection with conversion, exchange or surrender of securities as set forth in Section 2.2 hereof;

3.	For the payment of any expense or liability incurred by the Company, including but not limited to the following payments for the Account: interest, taxes, management fees, accounting fees, legal fees, transfer agent fees and operating expenses thereof whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

4.	For payment of the amount of dividends received in respect of securities sold short; or

5.	For any other purpose, but only upon receipt of Proper Instructions from the Company specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

Section 2.7. Investments in Loans.

2.7.1 General. The provisions of this Section 2.7 shall apply with respect to Loans (as defined below). For purposes of this Section 2.7, the following terms shall have the following meanings:

“Financing Documents” means promissory notes, mortgages, security agreements, assignment agreements, settlement agreements, participation agreements, leases and other instruments, certificates, agreements and documents (or copies thereof) constituting, evidencing, representing or otherwise relating to Loans.

“Loans” means Company assets in the nature of loans and participations and other interests in loans in which Company is a lender, including leases used as financing transactions.

“Obligor” means the party obligated under applicable Financing Documents to pay a Loan.

2.7.2 Safekeeping and Delivery of Financing Documents. The Custodian shall hold Financing Documents that the Company delivers or causes to be delivered to Custodian from time to time, but only pursuant to Proper Instructions from the Company. All Financing Documents shall be held subject to the same security as other physical documents and records that the Custodian holds for the Company. The Custodian is not obligated to require delivery of any Financing Documents or to require delivery of originals of Financing Documents that may be delivered to it as physical or electronic copies, or to inquire into the issuance of any Financing Documents or the existence of originals thereof, the Company being solely responsible for determining the Financing Documents to be delivered, the form in which they are to be delivered and the method of acquiring and evidencing the ownership thereof. The Custodian shall promptly release any Financing Documents to the Company or to any party specified to receive such Financing Documents pursuant to Proper Instructions from the Company.

2.7.3 Responsibility for Financing Documents. The Custodian shall not be obligated to examine the contents or determine the sufficiency of any Financing Documents or to provide any certification with respect thereto, whether such Financing Documents are received by the Custodian as original documents, photocopies, electronic documents, by facsimile or otherwise. The Custodian shall not be obligated to examine Financing Documents or to determine the sufficiency, validity or genuineness of, or title to, any Financing Documents or whether the assignment or transfer of the related Loan or applicable interest or participation in the related Loan is effective or enforceable. Without limiting the generality of the foregoing, it is understood and agreed that the Company in its sole discretion may cause delivery of a Loan to the Custodian to be evidenced solely by delivery to the Custodian of an original or physical or electronic copy of an assignment or transfer agreement or a confirmation or certification stating that the Company has acquired such Loan, with or without delivery of any promissory note, participation certificate or similar instrument. The Custodian shall record Loan documents received on a daily basis.

2.7.4 Other Responsibilities of the Custodian. The Custodian shall have no responsibilities or duties whatsoever with respect to Loans or the Financing Documents, except as expressly set forth herein. Without limiting the generality of the foregoing, the Custodian shall have no obligation to preserve any rights against prior parties or to exercise any right or perform any obligation in connection with the Loans or any Financing Documents (including, without limitation, no obligation to take any action in respect of or upon receipt of any consent solicitation, notice of default or similar notice received from any bank agent or Obligor, except that the Custodian shall undertake reasonable efforts to forward any such notice to the Company). The Custodian shall have no obligations with respect to Loan payments and the collection thereof. In case any question arises as to its duties hereunder, the Custodian may request instructions from the Company and shall be entitled at all times to refrain from taking any action unless it has received Proper Instructions from the Company.

Section 2.8 Deposit Of Securities In U.S. Securities Systems. The Custodian may deposit and/or maintain securities of the Account in a U.S. Securities System account in compliance with the conditions of Rule 17f-4 of the 1940, as amended from time to time.

Section 2.9 Segregated Account. The Custodian shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of the Company, into which account or accounts shall be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.8 hereof (a) in accordance with the provisions of any agreement among the Company, the Custodian and a broker-dealer which is a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Company, (b) for purposes of segregating cash or government securities in connection with options purchased or sold by the Company or commodity futures contracts or options thereon purchased or sold by the Company, and (c) for the purposes of compliance by the Company with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the U.S. Securities and Exchange Commission (the “SEC”), or interpretative opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered investment companies, and (d) for any other purpose upon receipt of Proper Instructions from the Company.

Section 2.10 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of the Account held by it and in connection with transfers of securities.

Section 2.11 Proxies. The Custodian shall, with respect to the domestic securities held by it hereunder, cause to be promptly executed by the registered holder of securities, if the securities are registered otherwise than in the name of the Company or a nominee of the Company, all proxies without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Company such proxies, all proxy soliciting materials and all notices received relating to such securities.

Section 2.12 Communications Relating To Securities. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Company all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Company and the maturity of futures contracts purchased or sold by the Company) received by the Custodian from issuers of the securities being held for the Company. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Company all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If the Company desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Company shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action. The Custodian shall also transmit promptly to the Company all written information received by the Custodian regarding any class action or other litigation in connection with securities or other assets issued in the United States and then held, or previously held during the term of this Agreement by the Custodian for the account of the Company, including, but not limited to, opt-out notices and proof-of-claim forms. For avoidance of doubt, upon and after the effective date of any termination of this Agreement, the Custodian shall have no responsibility to so transmit any information under this Section 2.12.

SECTION 3. PROVISIONS RELATING TO RULES 17F-5 AND 17F-7

Section 3.1 Definitions. As used throughout this Agreement, the following capitalized terms shall have the indicated meanings:

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

“Eligible Foreign Custodian” has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC, or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

“Eligible Securities Depository” has the meaning set forth in section (b)(1) of Rule 17f-7.

“Foreign Assets” means any of the Company’s investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Company’s transactions in such investments.

“Foreign Securities System” means a system for the central handling of securities or equivalent book-entries in the country where it is incorporated, or a transnational system for the central handling of securities or equivalent book-entries.

“Foreign Sub-Custodian” means a foreign banking institution, including a majority-owned or indirect subsidiary of a United States bank, bank holding company, or a foreign branch of a United States bank.

“Foreign Custody Manager” has the meaning set forth in section (a)(3) of Rule 17f-5.

“Rule 17f-5” means Rule 17f-5 promulgated under the 1940 Act.

“Rule 17f-7” means Rule 17f-7 promulgated under the 1940 Act.

SECTION 3.2 CUSTODIAN AS FOREIGN CUSTODY MANAGER

3.2.1	DELEGATION TO CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Company hereby delegates to Custodian, subject to section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets held outside the United States, and Custodian hereby accepts such delegation as Foreign Custody Manager.

3.2.2	COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Agreement, which list of countries may be amended from time to time by Company with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Company, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Company of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Company responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Agreement by the Company shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of the Company with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Company to Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and Custodian shall immediately cease to be the Foreign Custody Manager with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Company. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Company, Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Company with respect to the country as to which Custodian’s acceptance of delegation is withdrawn.

3.2.3	SCOPE OF DELEGATED RESPONSIBILITIES:

(a)	SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

(b)	CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

(c)

MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Company in accordance with Section 3.2.5 hereunder.

3.2.4	GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 3.2, the Company shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which Custodian is serving as Foreign Custody Manager.

3.2.5	REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Company an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Company of any other material change in the foreign custody arrangements described in this Section 3.2 after the occurrence of the material change.

3.2.6	STANDARD OF CARE AS FOREIGN CUSTODY MANAGER. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

3.2.7	REPRESENTATIONS WITH RESPECT TO RULE 17F-5. The Foreign Custody Manager represents to the Company that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Company represents to Custodian that it has determined that it is reasonable for the Company to rely on Custodian to perform the responsibilities delegated pursuant to this Agreement to Custodian as the Foreign Custody Manager.

3.2.8	EFFECTIVE DATE AND TERMINATION AS FOREIGN CUSTODY MANAGER. The Company’s delegation to Custodian as Foreign Custody Manager shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of Custodian as Foreign Custody Manager with respect to designated countries.

SECTION 3.3 ELIGIBLE SECURITIES DEPOSITORIES.

3.3.1	ANALYSIS AND MONITORING. Custodian shall (a) provide the Company (or its duly-authorized investment manager or investment advisor) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B to this Agreement in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Company (or its duly authorized investment manager or investment advisor) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

3.3.2	STANDARD OF CARE. Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

SECTION 4. DUTIES OF CUSTODIAN WITH RESPECT TO PROPERTY OF THE COMPANY HELD OUTSIDE THE UNITED STATES

Section 4.1 Holding Securities. The Custodian shall identify on its books as belonging to the Company the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Company, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (a) the records of the Custodian with respect to foreign securities of the Company which are maintained in such account shall identify those securities as belonging to the Company and (b), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

Section 4.2 Foreign Securities Systems. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country. (Foreign Securities Systems and U.S. Securities Systems are collectively referred to herein as “Securities Systems”).

Section 4.3 Transactions in Foreign Custody Account.

4.3.1 Delivery of Foreign Assets. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Company held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(i)	upon the sale of such foreign securities for the Company in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

(ii)	in connection with any repurchase agreement related to foreign securities;

(iii)	to the depository agent in connection with tender or other similar offers for foreign securities of the Company;

(iv)	to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

(v)	to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(vi)	to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian’s own negligence or willful misconduct;

(vii)	for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

(viii)	in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

(ix)	for delivery as security in connection with any borrowing by the Company requiring a pledge of assets by the Company;

(x)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(xi)	in connection with the lending of foreign securities; or

(xii)	for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

4.3.2 Payment of Account Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of the Company in the following cases only:

(i)	upon the purchase of foreign securities for the Company, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

(ii)	in connection with the conversion, exchange or surrender of foreign securities of the Company;

(iii)	for the payment of any expense or liability of the Company, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agent fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

(iv)	for the purchase or sale of foreign exchange or foreign exchange contracts for the Company, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

(v)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(vi)	for payment of part or all of the dividends received in respect of securities sold short;

(vii)	in connection with the borrowing or lending of foreign securities; and

(viii)	for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

4.3.3 Market Conditions. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Company and delivery of Foreign Assets maintained for the account of the Company may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Company from time to time information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C to this Agreement at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Company being provided with substantively less information than had been previously provided hereunder.

Section 4.4 Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the Company or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Company agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the Company under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

Section 4.5 Bank Accounts. The Custodian shall identify on its books as belonging to the Company cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of the Company with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Company. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

Section 4.6 Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Company shall be entitled and shall credit such income, as collected, to the Company. In the event that extraordinary measures are required to collect such income, the Company and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

Section 4.7 Shareholder Rights. With respect to the foreign securities held pursuant to this Section 3, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Company acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Company to exercise shareholder rights.

Section 4.8 Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the Company written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Company (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Company written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Company at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

Section 4.9 Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian’s performance of such obligations. At the Company’s election, the Company shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Company has not been made whole for any such loss, damage, cost, expense, liability or claim.

Section 4.10 Tax Law. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Company or the Custodian as custodian for the Company by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Company to notify the Custodian of the obligations imposed on the Company or the Custodian as custodian for the Company by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Company with respect to any claim for exemption or refund under the tax law of countries for which the Company has provided such information.

Section 4.11 Liability of Custodian. The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in this Agreement and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

SECTION 5. PROPER INSTRUCTIONS.

Proper Instructions, which may also be standing instructions, as used throughout this Agreement means instructions received by the Custodian from the Company or a person or entity duly authorized by the Company. Such instructions may be in writing signed by the authorized person or persons or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed to from time to time by the Custodian and the person or entity giving such instructions, provided that the Company has followed any security procedures agreed to with the Custodian from time to time in the Funds Transfer Operating Guidelines (Exhibit A). Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Company shall cause all oral instructions to be confirmed in writing. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any multi-party agreement which requires a segregated asset account in accordance with Section 2.9 of this Agreement. The Company shall cause its duly authorized officer to certify to the Custodian in writing the names and specimen signatures of persons authorized to give Proper Instructions. The Custodian shall be entitled to rely upon the identity and authority of such persons until it receives written notice to the contrary.

SECTION 6. ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY.

The Custodian may in its discretion, without express authority from the Company:

1.	Make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Company;

2.	Surrender securities in temporary form for securities in definitive form;

3.	Endorse for collection, in the name of the Company, checks, drafts and other negotiable instruments; and

4.	In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Account except as otherwise directed by the Company.

SECTION 7. EVIDENCE OF AUTHORITY.

The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the Company. The Custodian may receive and accept a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company (“Certified Resolution”) as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the Company as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

SECTION 8. DUTIES OF CUSTODIAN WITH RESPECT TO ACCOUNTS AND RECORDS. The Custodian shall create and maintain all records relating to the activities and obligations under this Agreement in such manner as will meet the obligations of the Company under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Company and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Company and employees and agents of the SEC. The Custodian shall, at the Company’s request, supply the Company with a tabulation of securities owned by the Company and held by the Custodian and shall, when requested to do so by the Company and for such compensation as shall be agreed upon between the Company and the Custodian, include certificate numbers in such tabulations.

SECTION 9. OPINION OF COMPANY’S INDEPENDENT ACCOUNTANT. Custodian shall take all reasonable action, as the Company may from time to time request, to obtain from year to year favorable opinions from the Company’s independent accountants with respect to its activities hereunder in connection with the preparation of the Company’s Form N-2, and Form N-SAR or other reports to the SEC and with respect to any other requirements thereof.

SECTION 10. REPORTS TO COMPANY BY INDEPENDENT PUBLIC ACCOUNTANTS.

The Custodian shall provide the Company, for a fee and at such times as the Company may reasonably request, reports which the Custodian has received from a clearing corporation or the Federal Reserve book-entry system which the clearing corporation or the Federal Reserve permits to be redistributed and reports prepared by the Custodian’s outside auditors on their respective systems of internal control when such reports relate to the services provided by the Custodian under this Agreement.

SECTION 11. COMPENSATION OF CUSTODIAN.

The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Company and the Custodian.

SECTION 12. RESPONSIBILITY OF THE CUSTODIAN.

So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by and shall be without liability to the Company for any action taken or omitted by it in good faith without negligence, including, without limitation, acting in accordance with any Proper Instructions. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Company) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall be without liability to the Company for any loss, liability, claim or expense resulting from or caused by any factors reasonably related to the systemic risk of holding foreign assets in a particular country including, but not limited to, such country’s political environment, economic and financial infrastructure (including any Foreign Securities System operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of foreign assets held in custody in that country.

Except as may arise from the Custodian’s own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability to the Company for any loss, liability, claim or expense resulting from or caused by: (a) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts; (b) errors by the Company or its duly-authorized investment manager or investment advisor in their instructions to the Custodian provided such instructions have been given in accordance with this Agreement; (c) the insolvency of or acts or omissions by a Securities System; (d) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian’s sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (e) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, the Company, the Custodian’s sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (f) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (g) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-custodian hereunder to the same extent as set forth with respect to sub-custodians generally in this Agreement.

If the Company requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned with respect to the Company being liable for the payment of money or incurring liability of some other form, the Company, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

If the Custodian or any of its affiliates, subsidiaries or agents, advances cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee’s own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Company shall be security therefore and should the Company fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Company’s assets to the extent necessary to obtain reimbursement.

In no event shall the Custodian be liable for indirect, special or consequential damages.

SECTION 13. EFFECTIVE PERIOD, TERMINATION AND AMENDMENT.

This Agreement shall become effective as of the date first above written. The initial term of this Agreement is for a period of one (1) year. Thereafter, either the Company or Custodian may terminate this Agreement by notice in writing, delivered or mailed, postage prepaid, to the other party and received not less than sixty (60) days prior to the date upon which such termination will take effect; provided, however, that the Company shall not amend or terminate this Agreement in contravention of any applicable federal or state laws or regulations.

Upon termination of this Agreement, the Company shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

SECTION 14. SUCCESSOR CUSTODIAN.

If a successor custodian shall be appointed by the Company, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of the Company then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of the Company held in a Securities System.

In the event that no written order designating a successor custodian shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a “bank” as defined in the 1940 Act doing business in the United States (including any state) of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of the Company and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement and to transfer to an account of such successor custodian all of the securities of the Company held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Company to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement shall remain in full force and effect.

SECTION 16. INTERPRETIVE AND ADDITIONAL PROVISIONS.

In connection with the operation of this Agreement, the Custodian and the Company may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Company’s Agreement and Declaration of Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

SECTION 17. MASSACHUSETTS LAW TO APPLY.

This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

SECTION 18. PRIOR AGREEMENTS.

This Agreement supersedes and terminates, as of the date hereof, all prior Agreements between the Company and the Custodian relating to the custody of the Company’s assets.

SECTION 19. COUNTERPARTS.

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute but one and the same Agreement.

SECTION 20. NOTICES.

Any Proper Instruction, notice, communication or other instrument required to be given hereunder may be (a) delivered in person to the offices of the parties as set forth herein during normal business hours; or (b) effected directly between electro-mechanical or electronic devises as provided in Section 4 hereof; or (c) delivered prepaid registered mail (in which case it shall be deemed to have been served at the expiration of five business days after posting); or (d) delivered by telecopy (in which case it shall be deemed to have been served on the business day after the receipt thereof). Each party hereto shall designate from time to time the person(s) and address(es) for Proper Instructions and other communications related to the daily operations. Proper Instructions and other communications related to this Agreement (including, but not limited to termination, breach, or default) shall be delivered at the following addresses or such other addresses as may be notified by any party from time to time.

1.	To the Company:	Dividend Capital Strategic Global Realty Fund
518 17th Street, Suite 1700
Denver, CO 80202
Attention: Derek Mullins
Telephone: 303-285-0362
Telecopy: 303-996-8486

2.	To the Custodian:	State Street Bank and Trust Company
801 Pennsylvania Avenue
Kansas City, MO 64105
Attention: Vice President, Mutual Funds Custody
Telephone: (816) 871-4100
Telecopy: (816) 871-9675

SECTION 21. REPRODUCTION OF DOCUMENTS.

This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 22. REMOTE ACCESS SERVICES ADDENDUM.

The Custodian and the Company agree to be bound by the terms of the Remote Access Services Addendum attached hereto.

SECTION 23. ASSIGNMENT

Neither this Agreement nor any rights or obligations hereunder may be assigned by either party, whether voluntarily, involuntarily or by operation of law, without the prior written consent of the other, such consent not to be unreasonably withheld, except to entities controlled by, under common control with or controlling the assigning party, provided that such assignee has financial capacity at least equal to that of the assignor. Custodian shall have the right to delegate and sub-contract for the performance of any or all of its duties hereunder, provided that Custodian shall remain responsible for the performance of such duties and all the terms and conditions hereof shall continue to apply as though Custodian performed such duties itself.

SECTION 24. APPOINTMENT OF AGENTS

The Custodian may at any time or times in its discretion appoint (and may at any time remove) any agent to carry out such of the provisions of this Agreement as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

SECTION 25. SHAREHOLDER COMMUNICATIONS.

Securities and Exchange Commission Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Company to indicate whether it authorizes the Custodian to provide the Company’s name, address, and share position to requesting companies whose securities are held in the Account. If the Company tells the Custodian “no”, the Custodian will not provide this information to requesting companies. If the Company tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule to treat the Company as consenting to disclosure of this information for all securities owned by the Company or any funds or accounts established by the Company. For the Company’s protection, the Rule prohibits the requesting company from using the Company’s name and address for any purpose other than corporate communications. Please indicate below whether the Company consents or objects by checking one of the alternatives below.

Yes ☐	The Custodian is authorized to release the Company’s name, address, and share positions.
No ☒	The Custodian is not authorized to release the Company’s name, address, and share positions.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative, effective as of the day and year first written above.

DIVIDEND CAPITAL STRATEGIC GLOBAL REALTY FUND

By:	/s/ Jeffrey Taylor
Name:	Jeffrey Taylor
Its:	Vice President and Treasurer, Duly Authorized

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Mark Nicholson
Name:	Mark Nicholson
Its:	Vice President, Duly Authorized

EXHIBIT A

FUNDS TRANSFER OPERATING GUIDELINES

1. OBLIGATION OF THE SENDER: State Street Bank and Trust Company (“State Street”) is authorized to promptly debit Client’s (as named below) account(s) upon the receipt of a payment order in compliance with any of the Security Procedures chosen by the Client, from those offered on the attached selection form (and any updated selection forms hereafter executed by the Client), for funds transfers and in the amount of money that State Street has been instructed to transfer. State Street shall execute payment orders in compliance with the delivery methods and Security Procedures indicated on the attached selection form (and any updated selection forms hereafter executed by the Client) and with the Client’s (or its Investment Manager’s) instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. State Street will use reasonable efforts to execute on the execution date payment orders received after the customary deadline, but if it is unable to execute any such payment order on the execution date, such payment order will be deemed to have been received on the next business day.

2. SECURITY PROCEDURES: The Client acknowledges that the selected Security Procedures were selected by the Client from Security Procedures offered by State Street. The Client agrees that the Security Procedures are reasonable and adequate for its wire transfer transactions and agrees to be bound by any payment orders, amendments and cancellations, whether or not authorized, issued in its name and accepted by State Street after being confirmed by any of the selected Security Procedures. The Client also agrees to be bound by any other valid and authorized payment order accepted by State Street. The Client shall restrict access to confidential information relating to the Security Procedures to authorized persons as communicated in writing to State Street. The Client must notify State Street immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Client’s authorized personnel. State Street shall verify the authenticity of all instructions according to the selected Security Procedures.

3. ACCOUNT NUMBERS: State Street shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern. Financial institutions that receive payment orders initiated by State Street at the instruction of the Client may also process payment orders on the basis of account numbers, regardless of any name included in the payment order. State Street will also rely on any financial institution identification numbers included in any payment order, regardless of any financial institution name included in the payment order.

4. REJECTION: State Street reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of State Street’s receipt of such payment order; (b) if initiating such payment order would cause State Street, in State Street’s sole judgment, to exceed any applicable volume, aggregate dollar, network, time, credit or similar limits upon wire transfers; or (c) if State Street, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5. CANCELLATION OR AMENDMENT: State Street shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the selected Security Procedures provided that such requests are received in a timely manner affording State Street a reasonable opportunity to act. However, State Street assumes no liability if the request for amendment or cancellation cannot be satisfied.

6. ERRORS: State Street shall assume no responsibility for failure to detect any erroneous payment order provided that State Street complies with the payment order instructions as received and State Street complies with the selected Security Procedures. The Security Procedures are established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7. INTEREST AND LIABILITY LIMITS: State Street shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless State Street is notified of the unauthorized payment order within thirty (30) days of notification by State Street of the acceptance of such payment order. In no event shall State Street be liable for special, indirect or consequential damages, even if advised of the possibility of such damages and even for failure to execute a payment order.

8. AUTOMATED CLEARING HOUSE (“ACH”) CREDIT ENTRIES/PROVISIONAL PAYMENTS: When the Client initiates or receives ACH credit and debit entries pursuant to these Guidelines and the rules of the National Automated Clearing House Association, the New England Clearing House Association and the Mid-America Payment Exchange or other similar body, State Street or its agent will act as an Originating Depository Financial Institution and/or Receiving Depository Financial Institution, as the case may be, with respect to such entries. Credits given by State Street or its agent with respect to an ACH credit entry are provisional until final settlement for such entry is received from the Federal Reserve Bank. If such final settlement is not received, the Client agrees to promptly refund the amount credited to the Client in connection with such entry, and the party making payment to the Client via such entry shall not be deemed to have paid the amount of the entry.

9. CONFIRMATIONS: Confirmation of State Street’s execution of payment orders shall ordinarily be provided within 24 hours. Notice may be delivered through State Street’s information systems, account statements, advices, or by facsimile or callback. The Client must report any objections to the execution of a payment order within 30 days.

10. MISCELLANEOUS: State Street and the Client agree to cooperate to attempt to recover any funds erroneously paid to wrong parties, regardless of any fault of State Street or the Client, but the party responsible for the erroneous payment shall bear all costs and expenses incurred in trying to effect such recovery. These Guidelines may not be amended except by a written agreement signed by the parties.

11. LIABILITY ON FOREIGN ACCOUNTS: State Street shall not be required to repay any deposit made at a non-U.S. branch of State Street, or any deposit made with State Street and denominated in a non-U.S. dollar currency, if repayment of such deposit or the use of assets denominated in the non-U.S. dollar currency is prevented, prohibited or otherwise blocked due to: (a) an act of war, insurrection or civil strife; (b) any action by a non-U.S. government or instrumentality or authority asserting governmental, military or police power of any kind, whether such authority be recognized as a defacto or a dejure government, or by any entity, political or revolutionary movement or otherwise that usurps, supervenes or otherwise materially impairs the normal operation of civil authority; or (c) the closure of a non-U.S. branch of State Street in order to prevent, in the reasonable judgment of State Street, harm to the employees or property of State Street. The obligation to repay any such deposit shall not be transferred to and may not be enforced against any other branch of State Street.

The foregoing provisions constitute the disclosure required by Massachusetts General Laws, Chapter 167D, Section 36.

While State Street is not obligated to repay any deposit made at a non-U.S. branch or any deposit denominated in a non-U.S. currency during the period in which its repayment has been prevented, prohibited or otherwise blocked, State Street will repay such deposit when and if all circumstances preventing, prohibiting or otherwise blocking repayment cease to exist.

12. GOVERNING LAW: This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, applicable Federal Laws and regulations, and funds transfer system rules.

SECURITY PROCEDURES SELECTION FORM

Please select at least two of the funds transfer security procedures indicated below.

☐	SWIFT

SWIFT (Society for Worldwide Interbank Financial Telecommunication) is a cooperative society owned and operated by member financial institutions that provides telecommunication services for its membership. Participation is limited to securities brokers and dealers, clearing and depository institutions, recognized exchanges for securities, and investment management institutions. SWIFT provides a number of security features through encryption and authentication to protect against unauthorized access, loss or wrong delivery of messages, transmission errors, loss of confidentiality and fraudulent changes to messages.

Selection of this security procedure would be most appropriate for existing SWIFT members.

☐	REMOTE BATCH TRANSMISSION

Wire transfer instructions are delivered via Computer-to-Computer (CPU-CPU) data communications between the Client and/or its agent and State Street and/or its agent. Security procedures include encryption and/or the use of a test key by those individuals authorized as Automated Batch Verifiers or a callback procedure to those individuals.

Clients selecting this option should have an existing facility for completing CPU-CPU transmissions. This delivery mechanism is typically used for high-volume business such as shareholder redemptions and dividend payments.

☐	AUTOMATED CLEARING HOUSE (ACH)

State Street or its agent receives an automated transmission from a Client for the initiation of payment (credit) or collection (debit) transactions through the ACH network. The transactions contained on each transmission or tape must be authenticated by the Client. The transmission is sent from the Client’s or its agent’s system to State Street’s or its agent’s system with encryption.

☐	REPETITIVE WIRES

For situations where funds are transferred periodically from an existing authorized account to the same payee (destination bank and account number) and only the date and currency amount are variable, a repetitive wire may be implemented. Repetitive wires will be subject to a $10 million limit. If the payment order exceeds the $10 million limit, the instruction will be confirmed by Telephone Confirmation (Call Back) or Test Key prior to execution. Repetitive wire instructions must be reconfirmed annually. Clients may establish Repetitive Wires by following the agreed upon security procedures as described by Telephone Confirmation (Call Back) or Test Key.

This alternative is recommended whenever funds are frequently transferred between the same two accounts. If this option is selected, choose either Telephone Confirmation or Test Key to be used as a secondary procedure when over $10 million.

☐	STANDING INSTRUCTIONS

Funds are transferred by State Street to a counter party on the Client’s established list of authorized counter parties. Only the date and the dollar amount are variable. Clients may establish Standby Instructions by following the agreed upon security procedures as described by Telephone Confirmation (Call Back) or Test Key. Additional paperwork will be required from insurance Clients using 1031 drawdowns.

This option is used for transactions that include but are not limited to Foreign Exchange Contracts, Time Deposits and Tri-Party Repurchase Agreements. If this option is selected, choose either Telephone Confirmation or Test Key to be used as a secondary procedure when over $10 million.

☐	TELEPHONE CONFIRMATION (CALL BACK)

This procedure requires Clients to designate individuals as authorized initiators and authorized verifiers. State Street will verify that the instruction contains the signature of an authorized person and prior to execution of the payment order, will contact someone other than the originator at the Client’s location to authenticate the instruction.

Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures. Please complete the Telephone Confirmation Instructions attached as a Schedule hereto.

☐	TEST KEY

Test Key confirmation will be used to verify all non-repetitive funds transfer instructions received via facsimile or phone. State Street will provide test keys if this option is chosen. State Street will verify that the instruction contains the signature of an authorized person and prior to execution of the payment order, will authenticate the test key provided with the corresponding test key at State Street.

Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures.

The individual signing below must be authorized to sign contracts on behalf of the client. The execution of payment orders under the selected Security Procedures is governed by the Funds Transfer Operating Guidelines, which are incorporated by reference.

Dividend Capital Strategic Global Realty Fund
CLIENT

By:	/s Jeffrey Taylor
Authorized Signature

Jeffrey Taylor
Type or Print Name

Vice President and Treasurer
Title

June 20, 2007
Date

SCHEDULE TO FUNDS TRANSFER OPERATING GUIDELINES

AND SECURITY PROCEDURES SELECTION FORM

CLIENT: DIVIDEND CAPITAL STRATEGIC GLOBAL REALTY FUND

ACCOUNT NUMBER(S): ALL

KEY CONTACT INFORMATION

Who shall we contact to implement your selection(s)?

CLIENT OPERATIONS CONTACT	ALTERNATE CONTACT

Derek Mullins	Jeff Taylor
Name	Name

518 17th Street, 17th Floor	518 17th Street, 17th Floor
Address	Address

Denver, CO 80202	Denver, CO 80202
City/State/Zip Code	City/State/Zip Code

(303) 285-0362	(303) 226-9885
Telephone Number	Telephone Number

(303) 996-8486	(303) 996-8486
Facsimile Number	Facsimile Number

SWIFT Number

TELEPHONE CONFIRMATION INSTRUCTIONS

Authorized Initiators (Please Type or Print) – Please provide a listing of your staff members who are currently authorized to INITIATE wire transfer instructions:

NAME	TITLE	SPECIMEN SIGNATURE
Tom Florence	President	See attached authorized signers

Jeff Taylor	Vice President and Treasurer	See attached authorized signers

Derek Mullins	Secretary and Assistant Treasurer	See attached authorized signers

Authorized Verifiers (Please Type or Print) – Please provide a listing of your staff members who will be CALLED BACK to verify the initiation of repetitive wires of $10 million or more and all non-repetitive wire instructions:

NAME	CALLBACK PHONE NUMBER	DOLLAR LIMITATION (IF ANY)
Jeff Taylor	303-226-9885

Derek Mullins	303-285-0362

/s/ Mark Nicholson	June 22, 2007
APPROVAL (FOR STATE STREET USE ONLY)	DATE

REMOTE ACCESS SERVICES ADDENDUM

State Street Bank and Trust Company (“State Street”) and its affiliates have developed proprietary accounting and other systems (the “Systems”) that State Street utilizes in conjunction with the services State Street provides to Dividend Capital Strategic Global Realty Fund (the “Customer”). In this regard, State Street maintains certain information in databases under its control and ownership that State Street makes available on a remote basis to its customers (the “Remote Access Services”).

The Services. This addendum shall govern use of all Systems that State Street may from time to time agree to provide you, the Customer, and your designated investment advisors, consultants or other third parties authorized by State Street who agree to abide by the terms of this Addendum (“Authorized Designees”) in order to provide Remote Access Services for the purpose of obtaining and analyzing reports and information.

Security Procedures. You agree to comply, and to cause your Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the Systems and access to the Remote Access Services. You agree to advise State Street immediately in the event that you learn or have reason to believe that any person to whom you have given access to the Systems or the Remote Access Services has violated or intends to violate the terms of this Addendum and you will cooperate with State Street in seeking injunctive or other equitable relief. You agree to discontinue use of the Systems and Remote Access Services, if requested, for any security reasons cited by State Street.

Fees. Fees and charges (if any) for the use of the Systems and the Remote Access Services and related payment terms shall be as set forth in the fee schedule in effect from time to time between the parties (the “Fee Schedule”). You shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Addendum, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

Proprietary Information/Injunctive Relief. The Systems and Remote Access Services and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, know-how, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to you by State Street as part of the Remote Access Services and through the use of the Systems and all copyrights, patents, trade secrets and other proprietary rights of State Street and its relevant licensors related thereto are the exclusive, valuable and confidential property of State Street and its relevant licensors, as applicable (the “Proprietary Information”).

You agree on behalf of yourself and your Authorized Designees to keep the Proprietary Information confidential and to limit access to your employees and Authorized Designees (under a similar duty of confidentiality) who require access to the Systems for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

You agree to use the Remote Access Services only in connection with the proper purposes of this Addendum. You will not, and will cause your employees and Authorized Designees not to, (i) permit any third party to use the Systems or the Remote Access Services, (ii) sell, rent, license or otherwise use the Systems or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the Systems or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street’s databases, including data from third party sources, available through use of the Systems or the Remote Access Services, to be redistributed or retransmitted for other than use for or on behalf of yourself, as our Customer.

You agree that neither you nor your Authorized Designees will modify the Systems in any way, enhance or otherwise create derivative works based upon the Systems, nor will you or your Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the Systems.

You acknowledge that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury inadequately compensable in damages at law, and that State Street and its licensor, if applicable, shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

Limited Warranties. State Street represents and warrants that it has the right to grant access to the Systems and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology and the necessity of relying upon third-party sources, and data and pricing information obtained from third parties, the Systems and Remote Access Services are provided “AS IS”, and you and your Authorized Designees shall be solely responsible for the investment decisions, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors will not be liable to you or your Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the Systems or the Remote Access Services, nor shall either party be responsible for delays or nonperformance under this Addendum arising out of any cause or event beyond such party’s control.

EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET FOR ITSELF AND ITS RELEVANT LICENSORS EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Infringement. State Street will defend or, at our option, settle any claim or action brought against you to the extent that it is based upon an assertion that access to any System developed and owned by State Street or use of the Remote Access Services through any such System by you under this Addendum constitutes direct infringement of any United States patent or copyright or misappropriation of a trade secret, provided that you notify State Street promptly in writing of any such claim or proceeding and cooperate with State Street in the defense of such claim or proceeding. Should any such System or the Remote Access Services accessed thereby or any part thereof become, or in State Street’s opinion be likely to become, the subject of a claim of infringement or the like under the patent or copyright or trade secret laws of the United States, State Street shall have the right, at State Street’s sole option, to (i) procure for you the right to continue using such System or Remote Access Services, (ii) replace or modify such System or Remote Access Services so that the System or the Remote Access Services becomes noninfringing, or (iii) terminate access to the Remote Access Services without further obligation.

Termination. Either party may terminate access to the Remote Access Services (i) for any reason by giving the other party at least one-hundred and eighty (180) days’ prior written notice in the case of notice of termination by State Street to you or thirty (30) days’ notice in the case of notice from you to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Addendum by giving the other party written notice of termination. In the event of termination, you will return to State Street all Proprietary Information in your possession or in the possession of your Authorized Designees. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

Miscellaneous. Except as provided in the next sentence, this Agreement constitutes our entire understanding with respect to access to the Systems and the Remote Access Services. If any State Street custody, accounting or other services agreement with you contains terms and conditions relating to computer systems or data access, this Addendum shall constitute an amendment and supplement to them, and in the event of any inconsistency the provisions providing the greatest benefit to State Street shall control. This Addendum cannot be modified or altered except in a writing duly executed by both of us and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Mark Nicholson

Name:	Mark Nicholson

Title:	Vice President

CONFIRMED AND AGREED:

DIVIDEND CAPITAL STRATEGIC GLOBAL REALTY FUND

By:	/s/ Jeffrey Taylor
Name:	Jeffrey Taylor
Title:	Vice President and Treasurer
Date:	June 20, 2007

STATE STREET	SCHEDULE A
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Country	Subcustodian
Argentina	Citibank, N.A.

Australia	Westpac Banking Corporation

Citibank Pty. Limited

Austria	Erste Bank der Österreichischen Sparkassen AG

Bahrain	HSBC Bank Middle East (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Bangladesh	Standard Chartered Bank

Belgium	BNP Paribas Securities Services, S.A.

Benin	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Bermuda	The Bank of Bermuda Limited

Botswana	Barclays Bank of Botswana Limited

Brazil	Citibank, N.A.

Bulgaria	ING Bank N.V.

Burkina Faso	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Canada	State Street Trust Company Canada

Cayman Islands	Scotiabank & Trust (Cayman) Limited

Chile	Banco Itau Chile

STATE STREET	SCHEDULE A
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Country	Subcustodian
People’s Republic of China	The Hongkong and Shanghai Banking Corporation Limited, Shanghai and Shenzhen branches

Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica	Banco BCT S.A.

Croatia	Privredna Banka Zagreb d.d

Cyprus	Marfin Popular Bank Public Company Ltd.

Czech Republic	Československá Obchodní Banka, A.S.

Denmark	Skandinaviska Enskilda Bankken AB, Sweden (operating through its Copenhagen branch)

Ecuador	Banco de la Producción S.A. PRODUBANCO

Egypt	HSBC Bank Egypt S.A.E. (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Estonia	AS Hansabank

Finland	Skandinaviska Enskilda Bankken AB, Sweden (operating through its Helsinki branch)

France	Deutsche Bank AG, Netherlands (operating through its Paris branch)

Germany	Deutsche Bank AG

Ghana	Barclays Bank of Ghana Limited

Greece	National Bank of Greece S.A.

STATE STREET	SCHEDULE A
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Country	Subcustodian
Guinea-Bissau	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Hong Kong	Standard Chartered Bank (Hong Kong) Limited

Hungary	UniCredit Bank Hungary Zrt.

Iceland	Kaupthing Bank hf.

India	Deutsche Bank AG

The Hongkong and Shanghai Banking Corporation Limited

Indonesia	Deutsche Bank AG

Ireland	Bank of Ireland

Israel	Bank Hapoalim B.M.

Italy	Deutsche Bank S.p.A.

Ivory Coast	Société Générale de Banques en Côte d’Ivoire

Jamaica	Bank of Nova Scotia Jamaica Ltd.

Japan	Mizuho Corporate Bank Ltd.

Sumitomo Mitsui Banking Corporation

Jordan	HSBC Bank Middle East (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Kazakhstan	HSBC Bank Kazakhstan (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

STATE STREET	SCHEDULE A
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Country	Subcustodian
Kenya	Barclays Bank of Kenya Limited

Republic of Korea	Deutsche Bank AG

The Hongkong and Shanghai Banking Corporation Limited

Latvia	A/s Hansabanka

Lebanon	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Lithuania	SEB Vilniaus Bankas AB

Malaysia	Standard Chartered Bank Malaysia Berhad

Mali	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Malta	The Hongkong and Shanghai Banking Corporation Limited

Mauritius	The Hongkong and Shanghai Banking Corporation Limited

Mexico	Banco Nacional de México S.A.

Morocco	Attijariwafa bank

Namibia	Standard Bank Namibia Limited

Netherlands	Deutsche Bank AG

New Zealand	Westpac Banking Corporation

Niger	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

STATE STREET	SCHEDULE A
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Country	Subcustodian
Nigeria	Stanbic Bank Nigeria Limited

Norway	Skandinaviska Enskilda Bankken AB, Sweden (operating through its Oslo branch)

Oman	HSBC Bank Middle East Limited
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Pakistan	Deutsche Bank AG

Palestine	HSBC Bank Middle East Limited
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Panama	HSBC Bank (Panama) S.A.

Peru	Citibank del Péru, S.A.

Philippines	Standard Chartered Bank

Poland	Bank Handlowy w Warszawie S.A.

Portugal	Banco Comercial Português S.A.

Puerto Rico	Citibank N.A.

Qatar	HSBC Bank Middle East Limited
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Romania	ING Bank N.V.

Russia	ING Bank (Eurasia) ZAO, Moscow

Senegal	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

STATE STREET	SCHEDULE A
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Country	Subcustodian
Serbia	HVB Bank Serbia and Montenegro a.d.

Singapore	DBS Bank Limited

United Overseas Bank Limited

Slovak Republic	Československá Obchodní Banka, A.S., pobocka zahranicnej banky v SR

Slovenia	Bank Austria Creditanstalt d.d. - Ljubljana

South Africa	Nedbank Limited

Standard Bank of South Africa Limited

Spain	Deutsche Bank S.A.E.

Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited

Swaziland	Standard Bank Swaziland Limited

Sweden	Skandinaviska Enskilda Banken AB

Switzerland	UBS AG

Taiwan -R.O.C.	Central Trust of China

Thailand	Standard Chartered Bank (Thai) Public Company Limited

Togo	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Trinidad & Tobago	Republic Bank Limited

Tunisia	Banque Internationale Arabe de Tunisie

STATE STREET	SCHEDULE A
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Country	Subcustodian
Turkey	Citibank, A.S.

Uganda	Barclays Bank of Uganda Limited

Ukraine	ING Bank Ukraine

United Arab Emirates	HSBC Bank Middle East Limited
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

United Kingdom	State Street Bank and Trust Company, United kingdom Branch

Uruguay	BankBoston Uruguay S.A.

Venezuela	Citibank, N.A.

Vietnam	The Hongkong and Shanghai Banking Corporation Limited

Zambia	Barclays Bank of Zambia Plc.

Zimbabwe	Barclays Bank of Zimbabwe Limited

STATE STREET	SCHEDULE B
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories
Argentina	Caja de Valores S.A.

Australia	Austraclear Limited

Austria	Oesterreichische Kontrollbank AG
(Wertpapiersammelbank Division)

Bahrain	Clearing, Settlement, and Depository System of the Bahrain Stock Exchange

Bangladesh	Central Depository Bangladesh Limited

Belgium	Banque Nationale de Belgique

Euroclear Belgium

Benin	Dépositaire Central – Banque de Règlement

Bermuda	Bermuda Securities Depository

Brazil	Central de Custódia e de Liquidação Financeira de Títulos Privados (CETIP)

Companhia Brasileira de Liquidação e Custódia

Sistema Especial de Liquidação e de Custódia (SELIC)

Bulgaria	Bulgarian National Bank

Central Depository AD

Burkina Faso	Dépositaire Central – Banque de Règlement

Canada	The Canadian Depository for Securities Limited

Chile	Depósito Central de Valores S.A.

People’s Republic of China	China Securities Depository and Clearing Corporation Limited Shanghai Branch

China Securities Depository and Clearing Corporation Limited Shenzhen Branch

STATE STREET	SCHEDULE B
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories
Colombia	Depósito Central de Valores

Depósito Centralizado de Valores de Colombia S. A. (DECEVAL)

Costa Rica	Central de Valores S.A.

Croatia	Sredisnja Depozitarna Agencija d.d.

Cyprus	Central Depository and Central Registry

Czech Republic	Czech National Bank

Stredisko cenných papíru – Ceská republika

Denmark	Værdipapircentralen (Danish Securities Center)

Egypt	Misr for Clearing, Settlement, and Depository S.A.E.

Central Bank of Egypt

Estonia	AS Eesti Väärtpaberikeskus

Finland	Suomen Arvopaperikeskus Oy

France	Euroclear France

Germany	Clearstream Banking AG, Frankfurt

STATE STREET	SCHEDULE B
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories
Greece	Apothetirion Titlon AE - Central Securities Depository

Bank of Greece, System for Monitoring Transactions in Securities in Book-Entry Form

Guinea-Bissau	Dépositaire Central – Banque de Règlement

Hong Kong	Central Moneymarkets Unit

Hong Kong Securities Clearing Company Limited

Hungary	Központi Elszámolóház és Értéktár (Budapest) Rt. (KELER)

Iceland	Icelandic Securities Depository Limited

India	Central Depository Services (India) Limited

National Securities Depository Limited

Reserve Bank of India

Indonesia	Bank Indonesia

PT Kustodian Sentral Efek Indonesia

Israel	Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearinghouse)

Italy	Monte Titoli S.p.A.

Ivory Coast	Dépositaire Central – Banque de Règlement

Jamaica	Jamaica Central Securities Depository

Japan	Bank of Japan - Net System

Japan Securities Depository Center (JASDEC) Incorporated

Jordan	Securities Depository Center

STATE STREET	SCHEDULE B
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories
Kazakhstan	Central Securities Depository

Kenya	Central Depository and Settlement Corporation Limited

Central Bank of Kenya

Republic of Korea	Korea Securities Depository

Latvia	Latvian Central Depository

Lebanon	Banque du Liban

Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.

Lithuania	Central Securities Depository of Lithuania

Malaysia	Bank Negara Malaysia

Bursa Malaysia Depository Sdn. Bhd.

Mali	Dépositaire Central – Banque de Règlement

Malta	Central Securities Depository of the Malta Stock Exchange

Mauritius	Bank of Mauritius

Central Depository and Settlement Co. Ltd.

Mexico	S.D. INDEVAL, S.A. de C.V.

Morocco	Maroclear

Namibia	Bank of Namibia

Netherlands	Euroclear Nederland

STATE STREET	SCHEDULE B
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories
New Zealand	New Zealand Central Securities Depository Limited

Niger	Dépositaire Central – Banque de Règlement

Nigeria	Central Securities Clearing System Limited

Norway	Verdipapirsentralen (Norwegian Central Securities Depository)

Oman	Muscat Depository & Securities Registration Company, SAOC

Pakistan	Central Depository Company of Pakistan Limited

State Bank of Pakistan

Palestine	Clearing, Depository and Settlement, a department of the Palestine Stock Exchange

Panama	Central Latinoamericana de Valores, S.A. (LatinClear)

Peru	Caja de Valores y Liquidaciones, Institución de Compensación y Liquidación de Valores S.A

Philippines	Philippine Depository & Trust Corporation

Registry of Scripless Securities (ROSS) of the Bureau of Treasury

STATE STREET	SCHEDULE B
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories
Poland	Rejestr Papierów Wartosciowych

Krajowy Depozyt Papierów Wartosciowych S.A.

Portugal	INTERBOLSA – Sociedade Gestora de Sistemas de Liquidação e de Sistemas Centralizados de Valores Mobiliários, S.A.

Qatar	Central Clearing and Registration (CCR), a department of the Doha Securities Market

Romania	Bucharest Stock Exchange Registry Division

National Bank of Romania

Russia	Vneshtorgbank, Bank for Foreign Trade of the Russian Federation

National Depository Center

Senegal	Dépositaire Central – Banque de Règlement

Serbia	Central Registrar and Central Depository for Securities

Singapore	The Central Depository (Pte) Limited

Monetary Authority of Singapore

Slovak Republic	Náodná banka slovenska

Centralny depozitar cenných papierov SR, a.s.

Slovenia	KDD – Centralna klirinsko depotna druzba d.d.

South Africa	Strate Ltd.

Spain	IBERCLEAR

Sri Lanka	Central Depository System (Pvt) Limited

STATE STREET	SCHEDULE B
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories
Sweden	Värdepapperscentralen VPC AB
(Swedish Central Securities Depository)

Switzerland	SegaIntersettle AG (SIS)

Taiwan - R.O.C.	Taiwan Depository and Clearing Corporation

Thailand	Thailand Securities Depository Company Limited

Togo	Dépositaire Central – Banque de Règlement

Trinidad and Tobago	Trinidad and Tobago Central Bank

Tunisia	Société Tunisienne Interprofessionelle pour la Compensation et de Dépôts des Valeurs Mobilières (STICODEVAM)

Turkey	Central Bank of Turkey

Central Registry Agency

Uganda	Bank of Uganda

Ukraine	Mizhregionalny Fondovy Souz

National Bank of Ukraine

United Arab Emirates	Clearing and Depository System,
a department of the Dubai Financial Market

United Kingdom	CrestCo.

Uruguay	Banco Central del Uruguay

Venezuela	Banco Central de Venezuela

STATE STREET	SCHEDULE B
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories
Caja Venezolana de Valores

Vietnam	Vietnam Securities Depository

Zambia	Bank of Zambia

LuSE Central Shares Depository Limited

TRANSNATIONAL

Euroclear

Clearstream Banking, S.A.

STATE STREET	SCHEDULE C
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories
The Guide to Custody in World Markets (hardcopy annually and regular website updates)	An overview of settlement and safekeeping procedures, custody practices and foreign investor considerations for the markets in which State Street offers custodial services.

Global Custody Network Review (annually)	Information relating to Foreign Sub-Custodians in State Street’s Global Custody Network. The Review stands as an integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5. The Review also gives insight into State Street’s market expansion and Foreign Sub-Custodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Sub-Custodian banks.

Securities Depository Review (annually)	Custody risk analyses of the Foreign Securities Depositories presently operating in Network markets. This publication is an integral part of the materials that State Street provides to its U.S. mutual fund clients to meet informational obligations created by SEC Rule 17f-7.

Global Legal Survey (annually)	With respect to each market in which State Street offers custodial services, opinions relating to whether local law restricts (i) access of a fund’s independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (ii) a fund’s ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (iii) a fund’s ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements (annually)	Copies of the contracts that State Street has entered into with each Foreign Sub-Custodian that maintains U.S. mutual fund assets in the markets in which State Street offers custodial services.

Global Market Bulletin (daily or as necessary)	Information on changing settlement and custody conditions in markets where State Street offers custodial services. Includes changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State Street’s clients.

Foreign Custody Advisories (as necessary)	For those markets where State Street offers custodial services that exhibit special risks or infrastructures impacting custody, State Street issues market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices (presently on a quarterly basis or as otherwise necessary)	Informational letters and accompanying materials confirming State Street’s foreign custody arrangements, including a summary of material changes with Foreign Sub-Custodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with maintaining assets with Foreign Securities Depositories.

STATE STREET BANK & TRUST COMPANY

CUSTODY FEE SCHEDULE FOR:

Dividend Capital Strategic Global RealtyFund

Effective June 1, 2007

I.	Custody Services

A.	Base Fee for Domestic Assets		.5 BP

B.	Securities Transaction Charges

	Book Entry Securities		$10.00
	Physical Securities		$30.00
	Wire Transfer fees (incoming and outgoing)		$10.00
	P&I paydowns		$8.00
	Third Party Foreign Exchange	$75.00
	Other transactions not listed above – negotiated at time of investment

C.	Non-U.S Securities Processing Services

Global fee schedule by country

COUNTRY	* HOLDING CHARGES IN BASIS POINTS (ANNUAL FEE)	TRANSACTION CHARGES (PER TRADE)	COUNTRY	* HOLDING CHARGES IN BASIS POINTS (ANNUAL FEE)	TRANSACTION CHARGES (PER TRADE)
Argentina	25.0	$85	Lebanon	40.0	$135
Australia	3.0	$50	Lithuania	25.0	$50
Austria	9.0	$45	Luxembourg	7.0	$60
Bahrein	50.0	$150	Malaysia	8.0	$55
Bangladesh	45.0	$160	Mauritius	30.0	$125
Belgium	5.0	$50	Mexico	6.0	$40
Bermuda	30.0	$90	Morocco	35.0	$135
Bolivia	45.0	$125	Namibia	35.0	$125
Botswana	35.0	$135	Netherlands	5.0	$40
Brazil	16.0	$100	New Zealand	5.0	$50
Bulgaria	40.0	$100	Norway	5.0	$50
Canada	2.0	$35	Oman	50.0	$150

Cedel	3.0	$20	Pakistan	40.0	$150
Chile	25.0	$125	Peru	40.0	$135
Colombia	30.0	$125	Philippines	10.0	$100
Croatia	35.0	$100	Poland	30.0	$125
Cyprus	25.0	$125	Portugal	15.0	$100
Czech Republic	20.0	$100	Romania	50.0	$100
Denmark	5.0	$45	Russia	25.0	$150
Ecuador	25.0	$100	Shanghai (China)	20.0	$100
Egypt	25.0	$125	Shenzhen (China)	20.0	$100
Estonia	50.0	$65	Singapore	8.0	$55
Euroclear	3.0	$25	Slovania	50.0	$105
Finland	5.0	$65	South Africa	5.0	$40
France	5.0	$40	South Korea	10.0	$75
Germany	5.0	$40	Spain	9.0	$75
Ghana (GBP)	30.0	$135	Sri Lanka	20.0	$100
Greece	25.0	$125	Swaziland	40.0	$135
Hong Kong	8.0	$55	Sweden	5.0	$50
Hungary	30.0	$135	Switzerland	3.0	$45
Iceland	25.0	$65	Taiwan	22.0	$100
India	35.0	$125	Thailand	8.0	$55
Indonesia	10.0	$80	Trinidad & Tobago	35.0	$100
Ireland	6.0	$65	Tunisia	40.0	$125
Israel	25.0	$75	Turkey	25.0	$100
Italy	5.0	$40	Ukraine	50.0	$150
Ivory Coast	75.0	$150	United Kingdom	3.0	$40
Jamaica	25.0	$125	Uruguay	45.0	$135
Japan	4.0	$25	USA	See Above	See Above
Jordan	40.0	$135	Venezuela	35.0	$125
Kenya	30.0	$125	Zambia	30.0	$100
Latvia	50.0	$50	Zimbabwe	30.0	$125

Note: Any country not listed above will be negotiated at time of investment.

Reimbursable Expenses: As incurred (e.g. stamp taxes, registration costs, script fees, special transportation costs, etc.).

II.	Notes to the Above Fees

A.	Asset based fees will be billed monthly at 1/12th of the annual stated rate based on monthly average net assets.

B.	The above schedule does not include out-of-pocket or reimbursable expenses that would be incurred by State Street on the client’s behalf. Examples of these expenses include but are not limited to forms, postage, mailing services, telephone line and long distance charges, remote client hardware, disaster recovery, magnetic tapes, printing, overnight mailing services. State Street bills these expenses separately from service fees.

C.	Worldwide sub-custodian out-of-pocket charges typically include, but are not limited to foreign registration, local taxes, stamp duties, stock exchange fees, script fees, and other unusual expenses unique to a country in which Dividend Capital has invested. State Street bills out-of-pocket expenses separately from service fees.

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D.	The fees stated above are exclusive of terminal equipment required in the client’s location(s) and communication line costs.

E.	Customized reporting for desktop applications are typically billed at a rate of $150.00 per hour.

F.	Any fees or out-of-pocket expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1% per month until payment of the fees are received by State Street.

G.	The above fee schedule is applicable for selections made and communicated within 90 days of the date of this proposal. The fees are guaranteed for not less than a three-year period commencing on the effective date of the service agreement between State Street and Dividend Capital Securities. All changes to the fee schedule will be communicated in writing at least 60 days prior to their effective date.

H.	State Street will offset fees with balance credits calculated at 50% of the 91 day treasury bill rate for the month applied on a fund specific basis. Balance credits can be used to offset custody fees. Any credits in excess of fees will be carried forward from month to month through the end of the calendar year. For calculation purposes State Street uses an actual/actual basis. Overdrafts will be calculated at the monthly average Prime rate (as published in the Wall Street Journal) and charged on the monthly average overdraft balance.

/s/ Jeffrey Taylor	/s/ Mark Nicholson
Dividend Capital Strategic Global Realty Fund	State Street Bank & Trust Company

By: Jeffrey Taylor	By: Mark Nicholson

Title: Vice President and Treasurer	Title: Vice President

Date: June 20, 2007	Date: June 20, 2007

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